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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                              ____________________

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 10, 2003

                              Twinlab Corporation

               (Exact Name of Registrant as Specified in Charter)


          Delaware                  0-21003             11-3317986
          --------                  -------             ----------
(State or Other Jurisdiction of   (Commission        (I.R.S. Employer
       Incorporation)             File Number)      Identification No.)

                          150 Motor Parkway, Suite 210
                           Hauppauge, New York 11788

                    (Address of Principal Executive Offices)
                              ____________________

                                 (631) 467-3140

              (Registrant's telephone number, including area code)

                              ____________________


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ITEM 3.    Bankruptcy or Receivership.

     On September 10, 2003, the United States Bankruptcy Court for the Southern District of New York ("the Bankruptcy Court") granted critical "first-day motions" submitted in conjunction with Twinlab Corporation's, Twin Laboratories Inc.'s and Twin Laboratories (UK) Ltd.'s (collectively the "Company") September 4, 2003 filing of voluntary cases under chapter 11 of the Federal Bankruptcy Code. The Company's voluntary petitions are pending before the Honorable Cornelius Blackshear and are being jointly administered under Case No. 03-15564
(CB). The Company filed first-day motions as a proactive step to preserve its normal business operations, during the chapter 11 process, to the maximum extent possible. Final hearings on certain motions, and the hearing to approve the bidding and sale procedures and other administrative matters, will be addressed in the near future.

     The Company also obtained interim approval from the Bankruptcy Court to access up to $8.8 million of a new $35 million debtor-in-possession financing facility provided by The CIT Group/Business Credit, Inc., as agent for a lender group. Funds from this facility will now be available to the Company, along with its cash flow from operations, to help fund its operations during the chapter 11 process. A final hearing to allow use of the full $35 million debtor-in-possession facility is scheduled for September 25, 2003.

     A copy of the press release announcing the foregoing is attached hereto as
Exhibit 99.1 and is incorporated in its entirety herein by reference.


ITEM 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)   Exhibits
           99.1 Press release dated September 10, 2003.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 12, 2003          TWINLAB CORPORATION
                                   (registrant)


                                   By:  /s/ Ross Blechman
                                      -------------------------------
                                   Name: Ross Blechman
                                   Its: Chairman of the Board,
                                        Chief Executive Officer and President



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                                 EXHIBIT INDEX


Exhibit No.            Description
----------             -----------

99.1                   Press release dated September 10, 2003.


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